UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) October 14, 2020

Redfin Corporation
(Exact name of registrant as specified in its charter)

Delaware		001-38160	74-3064240
(State or other jurisdiction of incorporation or organization)		(Commission File Number)	(I.R.S. Employer Identification No.)

1099 Stewart Street	Suite 600
Seattle	WA		98101
(Address of principal executive offices)			(Zip Code)

(206)	576-8333
Registrant's telephone number, including area code

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	RDFN	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.	☐

Item 7.01      Regulation FD Disclosure.
On October 14, 2020, we announced that we intend to offer, subject to market conditions and other factors, $525 million aggregate principal amount of convertible senior notes due 2025 (the “Notes”). We also intend to grant to the initial purchaser of the Notes an option to purchase up to an additional $78.75 million aggregate principal amount of Notes, for settlement within a period of 13 days from, and including, the date Notes are first issued. In connection with the offering of the Notes, we are providing the following estimated preliminary financial results for our three months ended September 30, 2020 and certain key business metrics, some of which are also estimated preliminary numbers.
The estimated preliminary results presented below are based on the information available to us as of the date of this report. Our actual results may vary from these estimated preliminary results and will not be finalized until after the filing of this report. We have not identified any material events or trends that occurred during the period that we believe will materially affect these estimates.
This data has been prepared by, and is the responsibility of, our management. Our independent registered public accounting firm, Deloitte & Touche LLP, has not audited, reviewed, compiled, or performed any procedures with respect to the preliminary financial results. Accordingly, Deloitte & Touche LLP does not express an opinion or any other form of assurance with respect thereto.

	Three Months Ended September 30,
	2020	2019
	(estimated)
	(unaudited, in thousands)
Selected Financial Data
Real estate services revenue	$209,000	$154,126
Properties revenue	18,500	80,164
Other revenue	8,000	5,161
Intercompany elimination	(500)	(768)
Total revenue	235,000	238,683
Gross profit(1)	92,000	53,377
Operating expenses(1)	57,000	45,941
Net income(1)	32,000	6,782
Dividend on convertible preferred stock	(1,500)	—
Net income attributable to common stock	$30,500	$6,782
____________
(1)Includes depreciation and amortization, and stock-based compensation.

	Three Months Ended September 30,
	2020	2019
	(estimated)
	(unaudited, in thousands)
Supplemental Financial Data
Depreciation and amortization	$4,000	$2,557
Stock-based compensation	11,500	7,510

	Three Months Ended September 30,
	2020	2019
	(estimated)
Key Business Metrics
Monthly average visitors (in thousands)	49,000	35,633
Real estate services transactions:
Brokerage	18,750	16,098
Partner	5,100	3,499
Average number of lead agents	1,800	1,579

	Two Months Ended August 31,
	2020	2019
Key Business Metrics
Aggregate home value of real estate transactions (in millions)	$8,146	$6,614
U.S. market share by value	1.03%	0.98%
As of the date of this report, the information required to calculate our aggregate home value of real estate services transactions and U.S. market share by value for the three months ended September 30, 2020 was not yet available. Accordingly, we are providing results for the two months ended August 31, 2020 based on the latest data that is available to us.
Please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Business Metrics” beginning on page 26 of our quarterly report for the quarter ended June 30, 2020 for an explanation of the key business metrics presented above.
Forward-Looking Statements
The estimated preliminary financial results and number of real estate services transactions for the three months ended September 30, 2020 are forward-looking statements and may differ materially from actual results. These estimates should not be viewed as a substitute for our full financial statements prepared in accordance with U.S. generally accepted accounting principles or our actual number of real estate services transactions for the quarter. Accordingly, you should not place undue reliance on this preliminary data. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those identified under the heading "Risk Factors" in our annual report for the year ended December 31, 2019, as supplemented by our quarterly report for the quarter ended June 30, 2020, both of which are available on our Investor Relations website at http://investors.redfin.com and on the SEC website at www.sec.gov.
Item 8.01      Other Events.
On October 14, 2020, we announced that we intend to offer, subject to market conditions and other factors, $525 million aggregate principal amount of convertible senior notes due 2025. We intend to offer the Notes to the initial purchaser of the Notes pursuant to Section 4(a)(2) of the Securities Act of 1933 (the "Securities Act") and expect any resale of the Notes to be to qualified institutional buyers pursuant to Rule 144A under the Securities Act. We also intend to grant to the initial purchaser of the Notes an option to purchase up to an additional $78.75 million aggregate principal amount of Notes.
We expect to use a portion of the net proceeds of the offering, together with shares of our common stock, to repurchase a portion of our 1.75% convertible senior notes due 2023 (the "2023 notes") through privately negotiated transactions entered into concurrently with the pricing of the proposed offering.

A copy of the press release announcing these proposed transactions is filed as exhibit 99.1 to this report and is incorporated into this report by reference.
Item 9.01      Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press release dated October 14, 2020
104	Cover page interactive data file, submitted using inline XBRL

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Redfin Corporation (Registrant)

Date: October 14, 2020	/s/ Chris Nielsen
Chris Nielsen
Chief Financial Officer